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                                                            EXHIBIT 99.d(v)(D)


                      MASTER FEEDER PARTICIPATION AGREEMENT

                                      AMONG

                           AMERICAN AADVANTAGE FUNDS,
                       AMERICAN AADVANTAGE MILEAGE FUNDS,

                                       AND

                     STATE STREET EQUITY 500 INDEX PORTFOLIO

                                       AND

                           SSGA FUNDS MANAGEMENT, INC.

                                   DATED AS OF

                                   MAY 1, 2001


                                    AGREEMENT

         THIS AGREEMENT is made and entered into as of the 1st day of May 2001, by and among American AAdvantage Funds and American AAdvantage Mileage Funds, each organized as a Massachusetts business trust (each a "Trust" or, collectively, the "Trusts"), on behalf of the American AAdvantage S&P 500 Index Fund and the American AAdvantage S&P 500 Index Mileage Fund, respectively, (each a "Fund" or, collectively, the "Funds"); State Street Equity 500 Index Portfolio (the "Portfolio"), a series of the State Street Master Funds, a trust organized under the common law of the Commonwealth of Massachusetts (the "Master Trust"); and SSgA Funds Management, Inc., a Massachusetts corporation (the "Adviser"), with respect to the investment by the Funds in the Portfolio.

                                   WITNESSETH

         WHEREAS, the Funds and the Portfolio are each open-end management investment companies and the Funds and the Portfolio have the same investment objectives and substantively the same investment policies;

         WHEREAS, the Adviser currently serves as the investment adviser of the Portfolio and an affiliate of the Adviser previously served as the investment adviser of the Portfolio; and

         WHEREAS, the Funds invest all of their investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio (the "Investments") on the terms and conditions set forth in this Agreement; and



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         WHEREAS, the Portfolio believes that accepting the Investment is in the best interests of the Portfolio and that the interests of existing investors in the Portfolio will not be diluted as a result of its accepting the Investment;

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                        I
                                 THE INVESTMENT

         1.1 Account. The Funds invest all of their investable assets in the Portfolio and, in exchange therefor, the Portfolio has issued to each Fund a beneficial interest in the Portfolio equal in value to the net value of the assets of the Fund conveyed to the Portfolio (the "Interest"). Each Fund may add to or reduce its Investment in the Portfolio in the manner described in the Portfolio's registration statement on Form N-1A (the "Portfolio's N-1A"). Each Fund's aggregate interest in the Portfolio would then be recomputed in accordance with the method described in the Portfolio's N-1A.

         1.2 Application. In connection with its initial Investment in the Portfolio, each Fund has executed and delivered to the Portfolio an application substantially in the form of Appendix A attached hereto.

         1.3 Investment Date. The Investments, as described above, together with related acts necessary to consummate such transactions, initially occurred on March 1, 2000, and will occur at each subsequent date as the Funds desire to make a further Investment in the Portfolio. All acts occurring on the date of Investments shall be deemed to occur simultaneously as of the last daily determination of the Portfolio's net asset value on the date of the Investments.

         1.4 Related Matters. On each date of an Investment, the relevant Fund shall authorize the Fund's custodian to deliver all of the assets held by such custodian to the Portfolio's custodian. The Portfolio's custodian shall acknowledge its acceptance of the assets. The Portfolio shall deliver to the Fund acceptable evidence of the Fund's ownership of the Interest. In addition, each party shall deliver to each other party such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request.

                                       II
                         REPRESENTATIONS AND WARRANTIES

         2.1 The Trusts. Each Trust represents and warrants to the Portfolio:

               (a) Organization. Each Trust is duly organized and validly existing under the laws of the Commonwealth of Massachusetts as a Massachusetts business trust. The Funds are duly and validly designated series of the Trusts and have the requisite power and authority to



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own their property and conduct their business as now being conducted and as proposed to be conducted pursuant to this Agreement.

               (b) Authorization of Agreement. The execution and delivery of this Agreement by the Trusts and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Trust by its respective Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by each Trust, the performance by each Trust of its obligations hereunder and the consummation by each Fund of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Trust and constitutes a legal, valid and binding obligation of each Fund, enforceable against it in accordance with its terms.

               (c) No Bankruptcy Proceedings. Neither Fund is under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

               (d) Fiscal Year. The fiscal year end for each Fund is December
31.

               (e) Registration Statement. AMR Investment Services, Inc. and counsel to the Trusts have reviewed the Portfolio's registration statement on Form N-1A, as filed with the Securities and Exchange Commission ("SEC"), and understand and agree to the Portfolio's policies and methods of operation as described therein.

               (f) Errors and Omissions Insurance Policy. The Trusts have in force an errors and omissions liability insurance policy insuring the Funds against loss up to $12.5 million for negligence or wrongful acts.

               (g) SEC Filings. Each Fund has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the Investment Company Act 1940 Act, as amended (the "1940 Act" and, collectively with the 1933 Act and the 1934 Act, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (h) 1940 Act Registration. Each Trust is duly registered as an open-end management investment company under the 1940 Act and each Fund and its shares are registered or qualified in any states where such registration or qualification is necessary and such registrations or qualifications are in full force and effect.



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         2.2 The Portfolio. The Portfolio represents and warrants to the Trusts that:

               (a) Organization. The Portfolio is a series of the Master Trust, a duly organized and validly existing trust under the laws of the Commonwealth of Massachusetts and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

               (b) Authorization of Agreement. The execution and delivery of this Agreement by the Master Trust and the consummation of the transactions contemplated hereby by the Portfolio have been duly authorized by all necessary action on the part of the Portfolio by the Master Trust's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Master Trust, the performance by the Portfolio of its obligations hereunder and the consummation by the Portfolio of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Master Trust and constitutes a legal, valid and binding obligation of the Portfolio, enforceable against it in accordance with its terms.

               (c) Authorization of Issuance of Interest. The issuance by the Portfolio of an Interest in exchange for the Investment by each Fund of its assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Master Trust. When issued in accordance with the terms of this Agreement, the Interest will be validly issued, fully paid and non-assessable by the Portfolio.

               (d) No Bankruptcy Proceedings. The Portfolio is not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

               (e) Fiscal Year. The fiscal year end of the Portfolio is December 31.

               (f) Auditors. The Portfolio has appointed Ernst & Young LLP as the Portfolio's independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act.

               (g) Registration Statement. The Portfolio has reviewed each Fund's registration statement on Form N-1A, as filed with the SEC, and understands and agrees to each Fund's policies and methods of operation as described therein.

               (h) Errors and Omissions Insurance Policy. The Master Trust has in force an errors and omissions liability insurance policy insuring it against loss of at least $5 million for negligence or wrongful acts.

               (i) SEC Filings. The Portfolio has duly filed all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and the 1940 Act in connection with any meetings of its investors and its registration as an investment company. Beneficial interests in the Portfolio are not required to be registered under the 1933 Act because such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of


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Section 4(2) of the 1933 Act. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (j) 1940 Act Registration. The Portfolio is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

               (k) Tax Status. The Portfolio is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

               (l) Pricing Procedures. The Portfolio has adopted pricing and valuation procedures that comply with the 1940 Act.

               (m) In-Kind Redemption Procedures. The Portfolio has adopted in-kind redemption procedures that comply with the 1940 Act and any interpretations related thereto issued by the SEC staff.

         2.3 The Adviser. The Adviser represents and warrants to the Funds that:

               (a) Organization. The Adviser is a Massachusetts corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the requisite power and authority to conduct its business as now being conducted. On April 30, 2001, the Adviser received a parent guarantee from State Street Corporation (the "Parent Guarantee"), the parent company of the Adviser and State Street Bank and Trust Company. Subject to the terms and conditions described in the Parent Guarantee, State Street Corporation (i) provides a guarantee of the full performance of the financial obligations of the Adviser and (ii) will indemnify the Portfolio against, and pay when due, any and all sums for which the Adviser shall be liable under the investment advisory agreement between the Adviser and the Master Trust, with respect to the Portfolio, with respect to any and all losses, liabilities, costs, claims, charges, actions, damages, and/or expenses which may be incurred or which may be made by the Portfolio as a result of or arising out of or in relation to any default by the Adviser in the full, due and punctual performance of its obligations under such investment advisory agreement.

               (b) Authorization of Agreement. The execution and delivery of this Agreement by the Adviser have been duly authorized by all necessary action on the part of the Adviser and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Adviser. This Agreement has been duly executed and delivered by the Adviser and constitutes a legal, valid and binding obligation of the Adviser.

               (c) Advisers Act. The Adviser is an investment adviser, as defined in the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is registered as an investment adviser under the Advisers Act.



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                                       III
                                    COVENANTS

         3.1 The Trusts. Each Trust covenants that:

               (a) Advance Review of Certain Documents. Each Trust will furnish the Portfolio and the Adviser, at least three (3) business days prior to filing or first use, as the case may be, with drafts of amendments to its registration statement on Form N-lA and prospectus supplements or amendments relating to the Fund. Each Trust will furnish the Portfolio and the Adviser with any proposed advertising or sales literature relating to the Fund at least one (1) business day prior to filing or first use; provided, however, that such advance notice shall not be required for advertising or sales literature that merely references the name of the Fund. Each Trust agrees that it will include in all such Fund documents any disclosures that may be required by law and it will include in all such Fund documents any material comments reasonably made by the Adviser or Portfolio. The Portfolio and Adviser will, however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by the Adviser or the Portfolio.

               (b) Tax Status. Each Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for all periods during which this Agreement is in effect, except to the extent a failure to so qualify may result from any action or omission of the Portfolio.

               (c) Investment Securities. Neither Fund will own any investment security other than its Interest in the Portfolio for all periods during which this Agreement is in effect as to that Fund.

               (d) Proxy Voting. If requested to vote on matters pertaining to the Portfolio, each Fund will (i) call a meeting of shareholders of the Fund for the purpose of seeking instructions from shareholders regarding such matters,
(ii) vote the Fund's Interest proportionally as instructed by Fund shareholders, and (iii) vote the Fund's Interest with respect to the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. Each Fund will hold each such meeting of Fund shareholders in accordance with a timetable reasonably established by the Portfolio. The Portfolio will be responsible for all reasonable costs (including legal fees) associated with Fund proxies and shareholder meetings called for the purpose of voting on matters pertaining to the Portfolio.

               (e) Insurance. The Trusts shall at all times maintain errors and omissions liability insurance with respect to the Funds covering losses for negligence and wrongful acts in an amount not less than $12.5 million.



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         3.2 Indemnification by the Funds.

               (a) Each Fund will indemnify and hold harmless the Portfolio and the Adviser and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or the Adviser, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which

                  (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Fund (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Portfolio to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Portfolio or Adviser;

                  (ii) arise out of any misstatement of a material fact or an omission of a material fact in the Fund's registration statement (including amendments thereto) or included in the Fund's advertising or sales literature, other than information provided by the Portfolio or the Adviser or included in the Fund's advertising or sales literature at the request of the Portfolio or the Adviser;

                  (iii) result from the failure of any representation or warranty made by the Fund to be accurate when made or the failure of the Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                  (iv) arise out of any unlawful or negligent act of the Fund or the Trusts or any director, officer, employee or agent of the Trusts, whether such act was committed against the Portfolio, the Adviser or any third party; or

                  (v) arise out of any claim that the use of the names "Standard & Poor's," "S&P," "Standard & Poor's 500" or "500" by the Fund or the Trusts violates any license or infringes upon any trademark; provided, however, that in no case shall a Fund be liable with respect to any claim made against any Covered Person unless the party shall have notified the Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of the Adviser, the Portfolio or a Covered Person. Failure to notify the Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this Section.


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               (b) Each Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if a Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund. In the event a Fund elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Fund shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Fund, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Fund, in which case the Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. A Fund shall not be liable to indemnify any Covered Person for any settlement of any claim affected without the Fund's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Company in respect of the Fund might otherwise have to a Covered Person.

         3.3 The Portfolio. The Portfolio covenants that:

               (a) Advance Review of Certain Documents. The Portfolio will furnish the Funds, at least five (5) business days prior to filing, with drafts of amendments to its registration statement on Form N-1A.

               (b) Tax Status. The Portfolio will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results from any action or omission of a Fund.

               (c) Insurance. The Master Trust shall at all times maintain errors and omissions liability insurance covering losses for negligence and wrongful acts in an amount not less than $5 million.

               (d) Availability of Interest. Conditional upon the Funds complying with the terms of this Agreement, the Portfolio shall permit each Fund to make additional Investments in the Portfolio on each business day on which shares of the Funds are sold to the public; provided, however, that the Portfolio may refuse to permit a Fund to make additional Investments in the Portfolio on any day on which (i) the Portfolio has refused to permit all other investors in the Portfolio to make additional Investments in the Portfolio or
(ii) the Trustees of the Portfolio have reasonably determined that permitting additional Investments by the Funds in the Portfolio would constitute a breach of their fiduciary duties to the Portfolio.

               (e) Investment Objective. The Portfolio will notify the Funds at least 60 days prior to changing its investment objective or policies.

               (f) Tax data. The Portfolio will provide all necessary tax data as of the fiscal and excise year ends of the Funds.



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         3.4 Indemnification by the Portfolio and the Adviser.

               (a) The Portfolio and the Adviser will indemnify and hold harmless the Funds and the Trusts, their respective trustees, officers and employees and each other person who controls each Fund, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, whether incurred directly by the Fund or through the Fund's Investment in the Portfolio, which

                  (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Portfolio (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Funds to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Funds;

                  (ii) arise out of or are based upon an inaccurate calculation of the Portfolio's net asset value (whether by the Portfolio, the Adviser or any party retained for that purpose);

                  (iii) arise out of (a) any misstatement of a material fact or an omission of a material fact in the Portfolio's registration statement (including amendments thereto) or included at the Portfolio's or the Adviser's request in advertising or sales literature used by the Fund, or (b) any misstatement of a material fact or an omission of a material fact in the registration statement or advertising or sales literature of any investor in the Portfolio, other than the Funds;

                  (iv) arise out of the Portfolio's having caused either Fund to fail to qualify as a regulated investment company under the Code;

                  (v) result from the failure of any representation or warranty made by the Portfolio or the Adviser to be accurate when made or the failure of the Portfolio or the Adviser to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                  (vi) arise out of any unlawful or negligent act by the Portfolio, the Adviser or any director, trustee, officer, employee or agent of the Portfolio or the Adviser, whether such act was committed against the Portfolio, the Fund or any third party;


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                  (vii) arise out of any claim that the systems, methodologies, or technology used in connection with operating the Portfolio, including the technologies associated with maintaining the master-feeder structure of the Portfolio, violates any license or infringes upon any patent or trademark;

                  (viii) arise out of any claim that the use of the names "Standard & Poor's," "S&P," "Standard & Poor's 500," "S&P 500" or 500" by the Portfolio violates any license or infringes upon any trademark; or

                  (ix) result from any Liability of the Portfolio to any investor in the Portfolio (or shareholder thereof), other than the Funds (and their shareholders); provided, however, that in no case shall the Portfolio or the Adviser be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Portfolio and the Adviser in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Funds or a Covered Person. Failure of a Covered Person to notify the Portfolio and the Adviser of such claim shall not relieve them from any liability that they may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

               (b) Both the Portfolio and the Adviser will be entitled to participate at their own expense in the defense or, if they so elect, to assume the defense of any suit brought to enforce any such liability, but, if the Portfolio or the Adviser elects to assume the defense, such defense shall be conducted by counsel chosen by the Portfolio or the Adviser, as applicable. In the event the Portfolio or the Adviser elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Portfolio or the Adviser, as applicable, shall have specifically authorized the retaining of such counsel, or (B) the parties to such suit include any Covered Person, the Portfolio or the Adviser, as applicable, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Portfolio or the Adviser, in which case the Portfolio or the Adviser, as the case may be, shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Portfolio and the Adviser shall not be liable to indemnify any Covered Person for any settlement of any claim affected without the Portfolio's or the Adviser's written consent, as applicable, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Company in respect of the Portfolio or the Adviser, as the case may be, might otherwise have to a Covered Person.

         3.5 In-Kind Redemption. In the event a Fund desires to withdraw or redeem all of its Interest in the Portfolio, unless otherwise agreed to by the parties, the Portfolio will effect such redemption "in kind" and in such a manner that the securities delivered to the Fund's custodian for the account of the Fund will mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption so long as such redemption is made in accordance with the 1940 Act as interpreted by the SEC and its staff. No other withdrawal or redemption of any


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Interest in the Portfolio will be satisfied by means of an "in kind" redemption except in compliance with Rule 18f-1 under the 1940 Act; provided, however, that for purposes of determining compliance with Rule 18f-1, each shareholder of the Fund redeeming shares of the Fund on a particular day will be treated as a direct holder of an Interest in the Portfolio being redeemed that day.

         3.6 Auditors. In the event a Fund's independent public accountants differ from those of the Portfolio, the Portfolio shall be responsible for any costs and expenses associated with the need for the Portfolio's independent public accountants to provide information to the Fund's independent public accountants.

         3.7 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                       IV
                              CONDITIONS PRECEDENT

         The obligations of each party to consummate the transactions provided for herein shall be subject to (a) all representations and warranties of the other parties contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, and (b) the following further conditions that shall be fulfilled on or before investment:

         4.1 Regulatory Status. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby.

         4.2 Investment Objective/Restrictions. The Funds shall have the same investment objective and substantively the same investment restrictions as the Portfolio.

                                        V
                              ADDITIONAL AGREEMENTS

         5.1 Notification of Certain Matters. Each party will give prompt notice to the other parties of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any material failure of a party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.


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         5.2 Access to Information. The Portfolio and the Funds shall afford each other access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Funds to provide the Portfolio with access to the books and records of the Funds relating to any other series of the Trusts other than the Funds, nor shall anything contained herein obligate the Funds to furnish the Portfolio with the Funds' shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

         5.3 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Funds' or the Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

         5.4 Public Announcements. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

                                       VI
                        TERMINATION, AMENDMENT AND WAIVER

         6.1 Termination.

               (a) This Agreement may be terminated by each Fund upon five (5) business days notice to the Portfolio and the Adviser.

               (b) This Agreement may be terminated at any time by a Fund by withdrawing all of the Fund's Interest in the Portfolio.

               (c) This Agreement may be terminated on not less than 120 days' prior written notice by the Portfolio to the Funds.

               (d) This Agreement may be terminated at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

               (e) The indemnification obligations set forth in Article III and the confidentiality provisions in Section 5.3 shall survive the termination of this Agreement.

         6.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                       VII
                               GENERAL PROVISIONS

         7.1 Notices. All notices and other communications given or made pursuant hereto shall to in writing and shall be deemed to have been duly given or made when actually received in person or by fax, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:


If to the Funds:           AMR Investment Services, Inc.
                           4151 Amon Carter Blvd., MD 2450
                           Fort Worth, Texas 76155
                           Attn: William F. Quinn, President
                           Fax:  (817) 963-3902

If to the Adviser:         SSgA Funds Management, Inc.
                           Two International Place
                           31st Floor
                           Boston, Massachusetts 02110
                           Attn: Chief Compliance Officer
                           Fax: (617) 664-5313

If to the Portfolio:       State Street Master Funds
                           c/o State Street Bank and Trust Company
                           P. O. Box 5049
                           Boston, Massachusetts 02206-5049
                           Attn:  Julie Tedesco
                           Fax: (617) 662-3805

Any party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

         7.2 Expenses. Unless stated otherwise herein, all costs and expense associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         7.3 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         7.5 Entire Agreement. This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein.

         7.6 Successors and Assignments. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

         7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law or conflicts of law provisions thereof.

         7.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

         7.9 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         7.10 Interpretation. Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

         7.11 Limitation of Liability. Each party expressly acknowledges the provision in the Declaration of Trust of each of the Trusts and the Master Trust limiting the personal liability of shareholders of the Funds and the Portfolio and the officers and trustees of the Trusts and the Master Trust.

         7.12 Additional Limitations of Liability. The parties hereto agree and acknowledge that (i) no series or feeder participant of the Master Trust shall be liable to any other series or feeder participant of the Master Trust, (ii) the Portfolio has entered into this Agreement solely on its own behalf and that no other series of the Master Trust shall have any obligation hereunder with respect to any liability of the Master Trust arising hereunder, and (iii) the Trusts have entered into this Agreement solely on behalf of the Funds and that no other party shall have any obligations hereunder with respect to any liability of the Funds arising hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

                  AMERICAN AADVANTAGE FUNDS, on behalf of itself and the AMERICAN AADVANTAGE S&P 500 INDEX FUND, a series thereof

                  AMERICAN AADVANTAGE MILEAGE FUNDS, on behalf of itself and the AMERICAN AADVANTAGE S&P 500 INDEX MILEAGE FUND, a series thereof


                  ----------------------------------------------

                  By:  William F. Quinn
                  Its:   President

                  STATE STREET MASTER FUNDS, on behalf of itself and the STATE STREET EQUITY 500 INDEX PORTFOLIO, a series thereof


                  ----------------------------------------------
                  By: Kathleen Cuocolo
                  Its:  President

                  SSGA FUNDS MANAGEMENT, INC.


                  ----------------------------------------------
                  By:
                     -------------------------------------------
                  Its:
                      ------------------------------------------